UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 482-3000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 2, 2014, Packaging Corporation of America executed an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein to sell $400,000,000 in aggregate principal amount of 3.650% Senior Notes due 2024. The closing of the offering is expected to occur on or about September 5, 2014. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

Dated: September 5, 2014	By:	/s/ Kent A. Pflederer
		Name:	Kent A. Pflederer
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated September 2, 2014.

4.1	Officers’ Certificate, dated September 5, 2014, pursuant to Section 301 of the Indenture, dated July 21, 2003, by and between Packaging Corporation of America and U.S. Bank National Association (executed Notes filed under Exhibit 4.2 hereto).

4.2	3.650% Senior Notes due 2024.

5.1	Opinion of Mayer Brown LLP, dated September 5, 2014.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).